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                                                                   Exhibit 21.1

                    SUBSIDIARIES OF THE COMPANY


SUBSIDIARIES                                JURISDICTION OF ORGANIZATION

Health Management, Inc.                              Delaware
Steri-Pharm, Inc.                                    New York
The PromptCare Companies, Inc.                       New Jersey
Allied Healthcare Group Limited                      England
  Transworld Healthcare (UK) Limited                 England
    Nightingale Nursing Bureau Limited               England
    Balfor Medical Limited                           England
    Staffing Enterprise (PSV) Limited                England
    Staffing Enterprise Limited                      England
    Crystalglen Limited                              England
    Omnicare Limited                                 England
      Allied Healthcare (UK) Limited                 England
      Allied Oxycare Limited                         England
       Medigas Limited                               England